                                 SCHEDULE 14A
                                (Rule 14a-101)
                    INFORMATION REQUIRED IN PROXY STATEMENT

                           SCHEDULE 14A INFORMATION
          Proxy Statement Pursuant to Section 14(a) of the Securities
                Exchange Act of 1934 (Amendment No.          )

   Filed by the Registrant /X/

   Filed by a Party other than the Registrant / /

   Check the appropriate box:

   / /  Preliminary Proxy Statement       / / Confidential, for Use of the
                                              Commission Only (as permitted by
   /X/  Definitive Proxy Statement            Rule 14a-6(e)(2))

   / /  Definitive Additional Materials

   / /  Soliciting Materials Pursuant to Rule 14a-11(c) or Rule 14a-12

                                Mity-Lite, Inc.
------------------------------------------------------------------------------
              (Name of Registrant as Specified in Its Charter)

------------------------------------------------------------------------------
     (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

   Payment of Filing Fee (Check the appropriate box):

   /X/  No Fee required

   / /  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and
        0-11.

   (1)  Title of each class of securities to which transaction applies:

------------------------------------------------------------------------------

   (2)  Aggregate number of securities to which transaction applies:

------------------------------------------------------------------------------

   (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
------------------------------------------------------------------------------

   (4)  Proposed maximum aggregate value of transaction:

------------------------------------------------------------------------------

   (5)  Total fee paid:

------------------------------------------------------------------------------

   / / Fee paid previously with preliminary materials.

   / / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

   (1)  Amount Previously Paid:

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   (2)  Form, Schedule or Registration Statement No.:

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   (3)  Filing Party:

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   (4)  Date Filed:

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
                   [GRAPHIC OMITTED - MITY-LITE, INC. LOGO]




                               MITY-LITE, INC.

                             1301 West 400 North
                              Orem, Utah 84057

                  NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                       TO BE HELD ON AUGUST 17, 2000


     NOTICE IS HEREBY GIVEN that an annual meeting of Shareholders of Mity-Lite, Inc., a Utah corporation (the "Company"), will be held at the Hampton Inn, 425 South 300 West, Salt Lake City, Utah 84101 on Thursday, August 17, 2000, at 2:00 p.m., local time, for the following purposes:

          1. To elect four (4) directors for the ensuing year or until their successors are elected;

          2. To approve an amendment to the Company's Amended and Restated Articles of Incorporation changing the corporate name of the Company from Mity-Lite, Inc. to MITY Enterprises, Inc., and

          3. To transact such other business as may properly come before the meeting or any adjournment(s) thereof.

     The Board of Directors has fixed the close of business on June 23, 2000, as the record date for determining shareholders entitled to notice of, and to vote at, the annual meeting and any postponement or adjournments thereof.

     ALL SHAREHOLDERS ARE CORDIALLY INVITED TO ATTEND THE MEETING IN PERSON. HOWEVER, TO ENSURE YOUR REPRESENTATION AT THE ANNUAL MEETING, YOU ARE URGED TO MARK, SIGN, DATE AND RETURN THE ENCLOSED PROXY IN THE ENCLOSED POSTAGE-PAID ENVELOPE AS PROMPTLY AS POSSIBLE. ANY SHAREHOLDER ATTENDING THE MEETING MAY VOTE IN PERSON EVEN IF SUCH SHAREHOLDER HAS PREVIOUSLY RETURNED A PROXY.

                                        By Order of the Board of Directors,


                                        /s/ Gregory D. Dye
                                        Gregory D. Dye
                                        Corporate Secretary

Orem, Utah, July 10, 2000

                                MITY-LITE, INC.
                             1301 West 400 North
                               Orem, Utah  84057

                               -----------------

                                PROXY STATEMENT

                 Information Concerning Solicitation and Voting

General

     The enclosed Proxy is solicited on behalf of the Board of Directors of Mity-Lite, Inc. (the "Company") for use at its annual meeting of Shareholders to be held Thursday, August 17, 2000, at 2:00 p.m. local time, or at any adjournment(s) thereof. The purposes of the meeting are set forth herein and in the accompanying Notice of Annual Meeting of Shareholders. The annual meeting will be held at the Hampton Inn, 425 South 300 West, Salt Lake City, Utah 84101.

Record Date

     Shareholders of record at the close of business on June 23, 2000, are entitled to notice of and to vote at the meeting. As of the record date, 5,056,532 shares of the Company's Common Stock, $.01 par value, were issued and outstanding and entitled to be voted at the meeting.

Revocation of Proxies

     Shareholders may revoke any appointment of proxy given pursuant to this solicitation by delivering to the Company a written notice of revocation or a duly executed proxy bearing a later date or by attending the meeting and voting in person. An appointment of proxy is revoked upon the death or incapacity of the shareholder if the Secretary or other officer of the Company authorized to tabulate votes receives notice of such death or incapacity before the proxy exercises its authority under the appointment.

Voting and Solicitation

     Each shareholder will be entitled to one vote for each share of Common Stock held at the record date. Assuming a quorum is present, a plurality of votes cast by the shares entitled to vote in the election of directors will be required to elect each director. It is estimated that the proxy materials will be mailed to shareholders of record on or about July 10, 2000. The principal executive offices of the Company are located at 1301 West 400 North, Orem, Utah 84057. The Company will bear the cost of solicitation of proxies. In addition to the use of the mail, proxies may be solicited personally, by telephone, or by facsimile, and the Company may reimburse brokerage firms and other persons holding shares of the Company's Common Stock in their names or those of their nominees for their reasonable expenses in forwarding soliciting materials to the beneficial owners. Abstentions or broker non-votes (ie., shares held by a broker nominee which are represented at the meeting, but with respect to which such broker or nominee is not empowered to vote on a particular proposal) will be counted as shares that are present and entitled to vote for purposes of determining the presence of a quorum.

Deadline for Receipt of Shareholder Proposals

     The deadline for receipt of proposals for issues to be placed on the proxy statement and form of proxy for the 2000 annual meeting was March 15, 2000. Shareholders of the Company who intend to present proposals at the Company's 2001 annual meeting must deliver such proposals to the Company no later than March 15, 2001, in order to be included in the proxy statement and form of proxy relating to the 2001 annual meeting.


PROPOSAL 1
                            ELECTION OF DIRECTORS

Nominees

     The Company's Board of Directors currently consists of four directors.
It is contemplated that four directors will be elected at the annual meeting. Unless otherwise instructed, the proxy holders will vote the proxies received by them for management's four nominees, namely Gregory L. Wilson, Ralph E. Crump, C. Lewis Wilson and Peter Najar, all of whom are presently directors of the Company. In the event that any director nominee is unable or declines to serve as a director at the time of the annual meeting, the proxies will be voted for any nominee who shall be designated by the present Board of Directors to fill the vacancy. In the event that additional persons are nominated for election as directors, the proxy holders intend to vote all proxies received by them in such a manner as will ensure the election of as many of the referenced nominees as possible. It is not expected that any nominee will be unable or will decline to serve as a director. The term of office of each person elected as a director will continue until the next annual meeting of shareholders, or until such person's successor has been elected and qualified. Officers are appointed by the Board of Directors and serve at the discretion of the Board.

RECOMMENDATION OF BOARD OF DIRECTORS:

     The Board of Directors recommends that the shareholders vote "FOR" each of the four nominees to the Company's Board of Directors. Assuming a quorum is present, the four nominees who receive the most votes will be elected to the Company's Board of Directors.


PROPOSAL 2

                 APPROVAL OF AN AMENDMENT TO THE COMPANY'S
           ARTICLES OF INCORPORATION CHANGING THE CORPORATE NAME
        OF THE COMPANY FROM MITY-LITE, INC. TO MITY ENTERPRISES, INC.


Background

     On May 17, 2000, the Board of Directors recommended and adopted a resolution to amend Article I of the Company's Amended and Restated Articles of Incorporation to change the corporate name of the Company from Mity-Lite, Inc. to MITY Enterprises, Inc., and directed that the resolution be submitted to the Company's shareholders at the annual meeting for their consideration and approval.

     The Company currently operates under the name Mity-Lite, Inc. During the last three years, the Company has acquired DO Group, Inc., Broda Enterprises, Inc., and selected assets of The CenterCore Group, Inc. These acquisitions have allowed Mity-Lite to expand its product line, serve additional markets, and broaden its customer base.

     The acquired companies have retained and continue to market their products under their traditional trade names which include among others Domore Dispatch, Domore Seating, DO3 Systems, JG Seating, Broda, and CenterCore Systems. Only the Company's multipurpose room products produced in its Orem, Utah factory are marketed under the Mity-Lite trade name.

     To provide greater distinction between the Company's operating subsidiaries, the Board has approved and recommends that the corporate name be changed to MITY Enterprises, Inc. A new wholly owned subsidiary of MITY Enterprises, Inc. will operate using the Mity-Lite, Inc. name and trademarks. This new subsidiary has been formed and controls and operates all of the operating assets of the Company's existing multipurpose room operations.

     To change the corporate name of the Company, Article I of the Amended and Restated Articles of Incorporation of the Company must be amended. Therefore, upon shareholder approval of the name change proposal, Articles of Amendment will be filed with the Utah Division of Corporations and Commercial Code at which time the amendment to the Amended and Restated Articles of Incorporation shall be effective.

     Article I of the Company's Amended and Restated Articles of Incorporation is proposed to be amended to state as follows: "The name of the Corporation is MITY Enterprises, Inc."

RECOMMENDATION OF BOARD OF DIRECTORS:

     The Board of Directors recommends that the shareholders vote "FOR" Changing the name of the corporation from Mity-lite, Inc. to MITY Enterprises, Inc. Assuming a quorum is present, the name change proposal will be approved if more votes are cast for than are cast against the name change proposal.


                       BOARD MEETINGS AND COMMITTEES

     The Board of Directors of the Company held a total of five meetings during the fiscal year ended March 31, 2000. The Audit Committee of the Board of Directors, consisting of directors Crump, Najar and C. L. Wilson, met four times during the last fiscal year. The Audit Committee is primarily responsible for reviewing the services performed by the Company's independent public accountants and internal accounting department and evaluating the Company's accounting principles and its system of internal accounting controls. The Compensation Committee of the Board of Directors, consisting of directors Crump, Najar and C. Wilson, met three times during the last fiscal year. The Compensation Committee is primarily responsible for reviewing compensation of executive officers and overseeing the granting of stock options. All members of the Board of Directors attended at least 75 percent of all meetings of the Board held during the fiscal year ended March 31, 2000. Except for Mr. Crump, all Board Committee members attended at least 75 percent of all Committee meetings held during the fiscal year. Mr. Crump attended two of the three Compensation Committee Meetings.

                      DIRECTORS AND EXECUTIVE OFFICERS

     The following table sets forth certain information with respect to the director nominees and executive officers of the Company.

                                                  Director or Officer
        Name            Age                   Position with the Company
------------------     -----              ----------------------------------
Gregory L. Wilson        52               Chairman of the Board, President,
                                             and Chief Executive Officer
Bradley T Nielson        38               Chief Financial Officer, Chief
                                             Operating Officer
Kenneth A. Law           51               Vice President - Manufacturing
Gregory D. Dye           40               Corporate Secretary
Paul R. Killpack         31               Corporate Treasurer
Ralph E. Crump           76               Director
Peter Najar              50               Director
C. Lewis Wilson          59               Director
---------------------------------------------------

     Officers are appointed by and serve at the discretion of the Board of Directors. Each director holds office until the next annual meeting of shareholders or until his successor has been duly elected and qualified. Gregory L. Wilson and C. Lewis Wilson are brothers. Ralph E. Crump is the father-in-law of Peter Najar. All executive officers of the Company devote full time to their duties. Non-management directors devote such time as is necessary to carry out their responsibilities.

     The following is a description of the business experience of each of the director nominees and each of the executive officers of the Company.

     Gregory L. Wilson is the founder of the Company and has been the President, Chief Executive Officer and a director since the Company's inception in September 1987. He has served as Chairman of the Board since March 1988. Mr. Wilson also served as the Treasurer from September 1993 to August 1995. From 1982 until 1987, Mr. Wilson was President of Church Furnishings, Inc., in Provo, Utah. He is currently a director of Stratasys, Inc. (Nasdaq). He earned a Bachelor of Arts Degree in Economics from Brigham Young University in 1971 and a Masters of Business Administration Degree from Indiana University in 1973.

     Bradley T Nielson became the Company's Chief Financial Officer in March 1994, and Chief Operating Officer in August 1998. He served as Corporate Secretary from January 1998 to August 1998. From August 1992 to March 1994, Mr. Nielson was the Vice President - Finance for Pinnacle Micro, Inc. From January 1991 to August 1992, he was a management consultant for Price Waterhouse's National Manufacturing Management Consulting Group. He was employed by Ernst & Young from June 1985 to January 1991. Mr. Nielson graduated with a Bachelor of Science Degree in Accounting from Brigham Young University. He is a Certified Public Accountant, a Certified Management Accountant and is Certified in Financial Management.

     Kenneth A. Law has been Vice President - Manufacturing since September 1993. From April 1988 until September 1993, Mr. Law served as the Company's Production Manager. From September 1987 to September 1988 he was a production foreman for the Company. Mr. Law holds an Associate Degree in Business Management from Utah Valley State College.

     Gregory D. Dye became the Company's Corporate Secretary in August 1998. He joined the company in August 1997 and served as an engineer, trainer and quality manager prior to being named Corporate Secretary. Mr. Dye graduated from Utah State University with a Bachelors Degree in Business/Production Management in 1985. From May 1985 to July 1997, he was a manager for Woodgrain Millwork, Inc.

     Paul R. Killpack became the Company's Treasurer in August 1998. He joined the Company in April 1997 and served as the Controller prior to being named Treasurer. Mr. Killpack graduated from Brigham Young University with a
Masters of Business Administration Degree in 1998.   He is a Certified
Management Accountant and is Certified in Financial Management.

     Ralph E. Crump has been a director since March 1988. Mr. Crump is President of Crump Industrial Group, an investment firm located in Trumbull, Connecticut. For a short time in 1988, Mr. Crump served as the Company's Treasurer. Mr. Crump is a founder and director of Osmonics, Inc. (NYSE) and Stratasys, Inc. (Nasdaq). He is also a founder, director and chairman of Structural Instrumentation, Inc. (Nasdaq). From 1962 until 1987, Mr. Crump was the President and Chairman of Frigitronics, Inc. (NYSE). Mr. Crump is also a Trustee of the Alumni Foundation of the University of California at Los Angeles and a member of the Board of Overseers for the Thayer Engineering School at Dartmouth College. He received a Bachelor of Science Degree in Chemical Engineering in 1950 from the University of California at Los Angeles and a Bachelor of Science Degree in Marine Engineering from the U. S. Merchant Marine Academy. Mr. Crump is a licensed professional engineer.

     Peter Najar has been a director since March 1988. From August 1988 until September 1993 he served as the Assistant Treasurer and Assistant Corporate Secretary. Mr. Najar has been a sales engineer employed by Lange Sales, Inc. in Littleton, Colorado from November 1981 to the present. From 1977 to 1981, Mr. Najar was the National Technical Director for Head Ski Co.

     C. Lewis Wilson has been a director since May 1991. From 1987 to 1996, Mr. Wilson, a licensed professional engineer, was the President of Heath Engineering Company, a consulting engineering firm in Salt Lake City, Utah. From 1996 to present, Mr. Wilson has served as the Chairman and Chief Executive Officer of Heath Engineering Company. He received a Bachelor of Engineering Sciences Degree in Mechanical Engineering from Brigham Young University in 1966 and a Masters of Mechanical Engineering Degree from Purdue University in 1968. Mr. Wilson is a published technical author and has been an Adjunct Professor of Mechanical Engineering at the University of New Mexico, Brigham Young University and the University of Utah.

                    COMPLIANCE WITH SECTION 16(a) OF THE
                       SECURITIES EXCHANGE ACT OF 1934

     Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company's officers and directors and persons who own beneficially more than 10 percent of a registered class of the Company's equity securities to file with the Securities and Exchange Commission and Nasdaq initial reports of ownership and reports of changes in ownership of the Company's equity securities. Officers, directors and greater than 10 percent beneficial owners are required to furnish the Company with copies of all Section 16(a) reports they file. Based on the Company's information, the directors, officers, and greater than 10 percent shareholders have timely filed all necessary Forms 3, 4 and 5, for the fiscal year ended March 31, 2000, except for Constance S. Crump. Ms. Crump, who is the spouse of Peter Najar, did not file on a timely basis a Form 4 relating to the sale of 1,000 shares of common stock. Ms. Crump has subsequently filed the required form.


                 SECURITY OWNERSHIP OF MANAGEMENT AND OTHERS

     The following table sets forth security ownership information as of June 6, 2000 (i) for persons known by the Company to own beneficially more than 5 percent of the Company's Common Stock, (ii) for each director or director nominee and executive officer, and (iii) for all officers and directors of the Company as a group:

                                    Shares
                                  Beneficially                     Percent
      Name & Address(1)             Owned(2)                     Of Class(3)
--------------------------        -------------                  -----------

Gregory L. Wilson(4)                 1,257,005                      24.86%

Peter Najar(5)                         708,244                      14.03

Ralph E. Crump(6)                      465,650                       9.22

Bradley T Nielson(7)                   113,325                       2.21

Kenneth A. Law(8)                       96,266                       1.88

C. Lewis Wilson(9)                      53,086                       1.05

All officers and directors as a
   Group (8 persons)                 2,706,470                      51.73

-------------------------------------------------------------

(1) The address for Gregory L. Wilson, Kenneth A. Law and Bradley T Nielson is 1301 West 400 North, Orem, Utah 84057. The address for Peter Najar is 9900 Phillips Road, Lafayette, Colorado 80026. The address for Ralph E. Crump is 28 Twisted Oak Circle, Trumbull, Connecticut 06611. The address for C. Lewis Wilson is 377 West 800 North, Salt Lake City, Utah 84103.

(2) The number of shares beneficially owned includes shares of the Company's Common Stock for which the persons set forth in this table have or share either investment or voting power. The number of shares beneficially owned also includes shares that any of the named persons has the right to acquire within 60 days of June 6, 2000 upon exercise of the stock options granted to them under the Company's 1990 Stock Option Plan and the Company's 1997 Stock Incentive Plan.

(3) All percentages have been calculated to include 5,049,632 shares of Common Stock outstanding on June 6, plus options exercisable by the named individuals within 60 days following June 6, 2000.

(4) Includes 584,113 shares owned individually by Mr. Wilson, 648,763 shares owned individually by his wife, Kathleen Wilson, 16,629 shares held by Kathleen Wilson as the custodian for the Wilson children, and 7,500 shares that Mr. Wilson had the right to acquire within 60 days following June 6, 2000 upon exercise of options granted to him. Gregory and Kathleen Wilson disclaim beneficial ownership of the shares held by Kathleen Wilson as custodian for their children.

(5) Includes 322,024 shares owned individually by Mr. Najar, 321,024 shares owned individually by Constance S. Crump, the wife of Mr. Najar, and 65,196 shares held by Constance Crump as custodian for certain minor-aged relatives. Mr. Najar disclaims beneficial ownership of the shares held by Constance Crump as custodian.

(6) Includes 232,825 shares owned individually by Mr. Crump and 232,825 shares owned individually by Marjorie Crump, the wife of Mr. Crump.

(7) Includes 24,900 shares owned individually by Mr. Nielson and 88,425 shares that Mr. Nielson had the right to acquire within 60 days following June 6, 2000 upon exercise of options granted to him.

(8) Includes 15,430 shares owned individually by Mr. Law, 6,761 shares owned individually by Fern Law, his wife, and 74,075 shares that Mr. and Mrs. Law had the right to acquire within 60 days following June 6, 2000 upon exercise of stock options granted to them.

(9) Includes 5,493 shares owned individually by Mr. Wilson, 41,200 shares owned jointly by C. Lewis Wilson and his wife, Grace Wilson, 5,493 shares owned individually by Grace Wilson, and 900 shares held by Mr. Wilson as custodian for the Wilson children.


                    REPORT OF THE COMPENSATION COMMITTEE

     The Compensation Committee Report establishes the Company's executive compensation policies and the basis for the compensation paid to the Company's executive officers, including its Chief Executive Officer, Gregory L. Wilson, during the fiscal year ended March 31, 2000.

Composition and Responsibility of Compensation Committee

     The Compensation Committee is responsible for reviewing and approving the Company's compensation policies and practices, for reviewing and approving the remuneration of the Company's directors and senior management, for succession planning with respect to the Company's senior executive positions and for administering the Company's stock option plans. The Compensation Committee bases its recommendations on the Company's established policies and on the individual's and the Company's performance. None of the members of the Compensation Committee are officers or employees of the Company or its subsidiaries.

Compensation Philosophy and Objectives

     Mity-Lite's principal goal is to create value for its shareholders. The Company believes that officers and employees who advance that goal should have their compensation allied with the interests of shareholders.

     The Company's executive compensation philosophy is founded on four principal objectives: 1) to link the interests of executive officers with the short and long-term interests of the Company's shareholders; 2) to link executive compensation to the performance of the Company and the individual;
3) to leverage performance through emphasis on variable compensation; and 4) to compensate executive officers at a level and in a manner that ensures the Company is capable of attracting, motivating and retaining individuals with exceptional executive skills.

     The majority of the compensation of the Company's executive officers is comprised of three components -- salary, annual cash bonuses and long-term incentives in the form of stock options, and is structured to be competitive within the industry and geographic location. Cash bonuses and stock options are directly linked to the Company's performance and the individual's contribution to the Company's strategic goals. The Compensation Committee considers the Company's record of financial performance in all of its compensation reviews.

Base Salary

     On average, base salaries are set at lower levels than the median base salary levels of executives of comparable positions within the institutional furniture industry. Base salaries are reviewed and adjusted periodically.

Cash Bonuses

     Cash bonuses for executive officers reflect both individual and corporate performance during the year and the Company's success in achieving its goals. The performance criteria considered in determining cash bonus awards vary in accordance with the position and responsibilities of the individual being evaluated. Financial and operational indicators, combined with personal achievements that demonstrate a contribution to company growth, are among the significant considerations in determining bonuses for executive officers.

Stock Options

     The purpose of the Company's stock option plan is two-fold: 1) to ensure an incentive exists to maximize shareholder wealth by tying executive compensation to share price performance; and 2) to reward those executives making a long-term commitment to the Company. Stock options are granted by the Compensation Committee in accordance with the stock option plan approved by shareholders at not less than the closing price on the business day the options are granted. According to the plan's provisions, the Compensation Committee determines the number of shares subject to each option, the option price, the extent to which each option is exercisable from time to time during the term of the option, and any other provisions with respect to such option. Options are not assignable.

     The Compensation Committee believes that the concepts discussed above further the shareholders' interests and that officer compensation encourages responsible management of the Company.



                                                    Ralph E. Crump


                                                    Peter Najar


                                                    C. Lewis Wilson


     SUMMARY COMPENSATION TABLE. The following table sets forth the annual and long-term compensation awards to the President and Chief Executive Officer of the Company and other executive officers (the "Named Executive Officers") receiving more than $100,000 in annual salary and bonus compensation for services in all capacities to the Company for the fiscal years ended March 31, 1998, March 31, 1999 and March 31, 2000.

                                                        Long-Term
                           Annual Compensation        Compensation
                          ---------------------      --------------

                                                        Securities
                                                        Underlying
                         Fiscal                           Option/    All Other
                          Year    Salary    Bonus (1)     SARs (#)    Comp.(2)
                         ------  --------  ----------  ------------  ---------
Gregory L. Wilson,         2000   $83,000    $125,000             -    $31,500
Chairman, President, and   1999    75,000     100,000        30,000(4)  18,400
Chief Executive Officer    1998    75,000      70,000             -      5,300

Bradley T Nielson, Chief   2000    78,100     123,500             -     31,200
Financial Officer and      1999    70,000      94,000        22,500(4)  18,500
Chief Operating Officer    1998    70,000      45,000        15,000(3)   6,000

Kenneth A. Law, Vice       2000    70,000      48,000             -      7,500
President Manufacturing    1999    70,000      42,500         7,500(4)   8,300
                           1998    70,000      30,000             -      5,800

(1) During the reported periods, bonuses were awarded annually at the discretion of the Board of Directors to the Named Executive Officers and certain other officers and Company personnel. No formal bonus plan exists. The Board is not obligated to award bonuses.

(2) Amounts under the column heading "All Other Compensation" represent matching contributions made by Mity-Lite under the Company's 401(k) defined contribution plan and the value of personal use of Company-owned vehicles. In fiscal year 1999, Mr. Wilson and Mr. Nielson both received $11,600 for serving on the board of directors of DO Group, Inc., a Mity-Lite affiliate. In fiscal year 2000, Mr. Wilson and Mr. Nielson both received $21,920 for serving in the same capacity.

(3) Options vest over a three-year period commencing in 1998, one-third of the options vesting per year.

(4) Options vest over a four-year period commencing in 2000, one-fourth of the options vesting per year.


     1990 STOCK OPTION PLAN. As of June 6, 2000, options to purchase 749,119 shares of the Company's Common Stock had been granted under the Company's 1990 Incentive Stock Option Plan (the "1990 Option Plan"), which expires by its own terms in May 2000. Of the total 749,119 options granted as of June 6, 2000, 584,641 had been granted to executive officers of the Company. Of the total options granted, 746,192 were vested and had either been exercised or were immediately exercisable as of June 6, 2000. As of May 2000, the 881 shares reserved for issuance under the 1990 Option Plan had expired.

     The 1990 Option Plan provides for the grant of incentive stock options within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended, and non-qualified stock options to employees and non-employee directors of the Company. Incentive stock options may be granted only to employees. The 1990 Option Plan is administered by the Compensation Committee of the Board of Directors, which determines the terms of options granted including the exercise price, the number of shares subject to the option, and the exercisability of the option.

     The term of the 1990 Option Plan is ten years. With respect to any participant who owns stock representing more than 10 percent of the voting rights of the Company's outstanding capital stock, the exercise price of any option must be at least equal to 110 percent of the fair market value on the date of grant. Otherwise, the exercise price for options intended to be incentive stock options is the fair market value on the date of grant. The exercise price of any non-qualified stock option is determined by the Compensation Committee, in its absolute discretion after taking into consideration factors it deems relevant.

     1997 STOCK INCENTIVE PLAN. As of June 6, 2000, options to purchase 572,601 shares of the Company's Common Stock had been granted under the Company's 1997 Stock Incentive Plan (the "1997 Stock Incentive Plan"), which expires by its own terms in March 2007. Of the total 572,601 options granted as of June 6, 2000, 110,250 had been granted to executive officers of the Company and 202,500 options had been granted to executive officers of the Company's affiliate, DO Group, Inc. Of the total options granted, 343,072 were vested and had either been exercised or were immediately exercisable. As of June 6, 2000, the Company had 177,399 shares reserved for issuance upon exercise of options that could still be granted under the 1997 Stock Incentive Plan.

     The 1997 Stock Incentive Plan provides for the grant of incentive stock options within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended, non-qualified stock options and stock rights to directors, officers, employees and consultants of the Company and its affiliates. Incentive stock options may be granted only to officers and employees. The 1997 Stock Incentive Plan is administered by the Compensation Committee of the Board of Directors, which determines the terms of options granted including the exercise price, the number of shares subject to the option, and the exercisability of the option.

     The term of the 1997 Stock Incentive Plan is ten years. With respect to any participant who owns stock representing more than 10 percent of the voting rights of the Company's outstanding capital stock, the exercise price of any option must be at least equal to 110 percent of the fair market value on the date of grant. Otherwise, the exercise price for options intended to be incentive stock options is the fair market value on the date of grant. The exercise price of any non-qualified stock option is determined by the Compensation Committee, in its absolute discretion after taking into consideration factors it deems relevant.

     Shown below is information with respect to exercises of stock options during the last completed fiscal year by each of the Named Executive Officers and the fiscal year-end value of unexercised options.

             AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND
                       FISCAL YEAR-END OPTION VALUES


                                                                 Number of                 Value of
                                                                Securities               Unexercised
                                                                Underlying               In-the-Money
                                                                Unexercised              Options/SARs
                                                              Options/SARs at            at March 31,
                                                             March 31, 2000(#)           2000 ($) (1)
                              Shares
                            Acquired or       Value            Exercisable/              Exercisable/
                           Exercised (#)    Realized ($)      Unexercisable             Unexercisable
                           -------------    ------------      -------------             -------------
Gregory L. Wilson,
Chairman, President, and
Chief Executive Officer         --              --             7,500/22,500           $43,000/127,000

Bradley T Nielson,
Chief Financial Officer
and Chief Operating
Officer                        8,700           $90,000        83,424/21,876         1,038,000/156,000

Kenneth A. Law, Vice
President Manufacturing         --              --            73,826/ 6,375           952,000/ 40,000


(1) Value is based on market price of the Company's Common Stock (closing price of $16.5625 per share on the Nasdaq National Market on March 31, 2000) less exercise price.

     401(k) PLAN. In January 1995, the Board of Directors of the Company adopted a Defined Contribution 401(k) Plan and Trust (the "401(k) Plan"). The 401(k) Plan allows the Board to determine the amount of the Company contribution. The Board adopted a contribution formula specifying that such discretionary employer matching contributions would equal 25 percent of the participating employee's contribution to the 401(k) Plan up to a maximum discretionary employer contribution of 3 percent of a participating employee's compensation, as defined by the 401(k) Plan. In addition, the Board at its discretion can provide for additional employer matching. For the 401(k) Plan year ended December 31, 1997 and 1998, the Board provided for additional matching contributions that would equal 37.5 percent of the participating employee's contribution to the 401(k) Plan up to a maximum 3 percent of a participating employee's compensation, as defined by the 401(k) Plan. For the 401(k) Plan year ended December 31, 1999, the Board provided for additional matching contributions that would equal 43.75 percent. The 401(k) Plan allows the Board to utilize either Common Stock of the Company or cash as a matching contribution. To date, all matching contributions have been in cash. The Board has approved the reservation of 87,500 shares of Common Stock for issuance under the Company's 401(k) Plan. These shares may be issued to satisfy all or a portion of the Company's matching contribution under the 401(k) Plan or issued as a result of a participant's election to acquire shares of the Company's Common Stock as an investment option under the 401(k) Plan. If such investment option is elected by plan participants, the shares will be issued at a price per share which is the lower of 85 percent of the fair market value of a share of Common Stock on the commencement of the applicable quarterly election period or 85 percent of the fair market value of a share of Common Stock on the last day of the applicable quarterly election period. As of June 6, 2000, 41,476 shares had been issued to the 401(k) Plan. All domestic employees who have completed at least six months of service with the Company and who satisfy other requirements are eligible to participate in the 401(k) Plan.

     EMPLOYMENT AGREEMENTS. The Company has entered into employment agreements effective May 21, 1998, with Gregory L. Wilson, the Company's Chairman and President and Kenneth A. Law, the Company's Vice President-Manufacturing, each for a term ending May 20, 2003. The Company entered into an employment agreement effective January 1, 1999 with Bradley T Nielson, Chief Financial Officer and Chief Operating Officer, with a term ending December 31, 2003. The Company entered into an employment agreement effective June 22, 1998 with Gregory D. Dye, Corporate Secretary, with a term ending June 21, 2003. The Company has entered into employment agreements effective May 1, 1999, with Paul R. Killpack, the Company's Treasurer, for a term ending May 31, 2004. Each employment agreement provides that compensation will be determined annually by the Compensation Committee of the Board of Directors. Each employment agreement contains a non-compete clause covering the term of the agreement and three years thereafter. Each employment agreement can be terminated by the Company without cause entitling the terminated employee to two months salary as severance.

     DIRECTOR COMPENSATION. The Company's directors receive no compensation for attendance at Board meetings. However, the directors are reimbursed for their expenses related to attending Board meetings.

Certain Transactions

     The Company leases its production and office facility for a five-year term from a trust of which Gregory L. Wilson's uncle is a trustee. The fixed base monthly rent for the term of the lease is $17,100. The Company pays maintenance costs, taxes and insurance costs under the lease. The Company believes that the terms of the lease are no less favorable to the Company than could be obtained from an unrelated third party. No independent appraisal or evaluation of the lease terms has been obtained.

     The Company has entered into indemnification agreements with each of its officers and directors. The Company has adopted policies that any loans to officers, directors and 5 percent or more shareholders ("affiliates") are subject to approval by a majority of the disinterested directors and that any transactions with affiliates will be on terms no less favorable than could be obtained from unaffiliated parties. In April 1999, the Company temporarily loaned $275,000 to Gregory L. Wilson, its President, in the form of notes receivable. The notes earned interest at the prime interest rate and were secured by shares of Mity-Lite common stock. Mr. Wilson subsequently repaid the notes in May 1999. In May 2000, the Company loaned $75,000 to Mr. Wilson under the same terms and conditions. This note is still outstanding.


                            STOCK PERFORMANCE

     The following graph compares the yearly percentage change in the cumulative total stockholder return on Mity-Lite Common Stock during the five fiscal years ended March 31, 2000 with the cumulative total return of other Indices. The comparison assumes $100 was invested on April 1, 1995 in Mity-Lite Common Stock and in each of such indices and assumes reinvestment of dividends. The publicly traded companies in the peer index are Chromcraft Revington, Inc., Falcon Products, Inc., Flexsteel Industries, Inc., Neutral Posture Ergonomics, Inc., and Virco Manufacturing Corporation.


                 [GRAPHIC OMITTED - STOCK PERFORMANCE GRAPH]


                        4-1-95  3-31-96  3-31-97  3-31-98  3-31-99  3-31-00
                        ------  -------  -------  -------  -------  -------

Mity-Lite, Inc.        $100.00  $100.00  $181.25  $243.75  $190.63  $310.39
Russell 2000 Index      100.00   129.17   135.76   192.77   160.45   217.43
Self-determined peer
  group                 100.00   118.02   143.53   191.32   139.12   121.14


                     COMPANY'S INDEPENDENT AUDITORS

     The Company's independent auditor is Deloitte & Touche LLP.   A
representative from Deloitte & Touche LLP will be in attendance at the Annual Meeting of Shareholders and available to answer questions by shareholders.

                             OTHER MATTERS

     The Company knows of no other matters to be submitted to the annual meeting. If any other matters properly come before the annual meeting, it is the intention of the persons named in the enclosed form of proxy to vote the shares they represent as the Company may recommend.


            ANNUAL REPORT TO SECURITIES AND EXCHANGE COMMISSION

     A copy of the Company's Annual Report on Form 10-K as filed with the Securities and Exchange Commission may be obtained by shareholders without charge by written request to Bradley T Nielson, Chief Financial Officer, Mity-Lite, Inc., 1301 West 400 North, Orem, Utah, 84057.


                                          By the Order of Board of Directors




                                          /s/ Gregory D. Dye
                                          Gregory D. Dye, Corporate Secretary
DATED:  July 10, 2000

FORM OF PROXY:

                               MITY-LITE, INC.
                   PROXY FOR ANNUAL MEETING OF SHAREHOLDERS
                              August 17, 2000

            THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF
                     DIRECTORS OF MITY-LITE, INC.

     The undersigned common shareholder of Mity-Lite, Inc., a Utah corporation, hereby acknowledges receipt of the Notice of Annual Meeting of Shareholders, to be held on August 17, 2000, 2:00 p.m. local time at the Hampton Inn, 425 South 300 West, Salt Lake City, Utah, and hereby appoints Gregory L. Wilson and Gregory D. Dye, or either of them, each with the power of substitution, as proxies to vote at said Annual Meeting of Shareholders and at all adjournments thereof, all shares of common stock which the undersigned would be entitled to vote on the matters set forth below, if personally present.

  1. ELECTION OF DIRECTOR NOMINEES: Gregory L. Wilson, Ralph E. Crump, C. Lewis Wilson and Peter Najar.

[  ] FOR all nominees listed (except       [  ] WITHHOLD AUTHORITY to vote for
as marked to the contrary below)           all nominees listed

  Instruction: To withhold authority for an individual nominee, write that nominee's name here:

-----------------------------------------------------------------------
                                    (Continued and to be signed on other side)

  2. APPROVE AN AMENDMENT TO THE COMPANY'S AMENDED AND RESTATED ARTICLES OF INCORPORATION CHANGING THE CORPORATE NAME OF THE COMPANY FROM MITY-LITE, INC. TO MITY ENTERPRISES, INC.

[   ]  FOR          [   ]  AGAINST         [   ]  ABSTAIN

  3. IN THEIR DISCRETION, ON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS DIRECTED OR, IF NO CONTRARY DIRECTION IS INDICATED, WILL BE VOTED FOR PROPOSAL 1 AND PROPOSAL 2. In their discretion, the proxies are authorized to vote upon such other matters as may properly come before the meeting or any adjournment(s) thereof.

                          Dated:              , 2000



                          -------------------------------
                          Signature(s)
                          (This proxy should be marked, dated, signed by each shareholder exactly as such shareholder's name appears hereon and returned promptly in the enclosed envelope. Persons signing in a fiduciary capacity should so indicate. If shares are held by joint tenants or as community property, both should sign. If a corporation, please sign in full corporation name by the President or by an authorized corporate officer. If a partnership, please sign in partnership name by an authorized person).